                                                                     Exhibit 4.1




                 STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS


                                agreed to between


                                SIG INDICES, LLLP


                                       and


                              THE BANK OF NEW YORK


                          Dated as of __________, 2004



                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND ASSUMPTIONS................................................................- 1 -

   Section 1.1. Definitions..........................................................................- 1 -
   Section 1.2. Rules of Construction................................................................- 5 -

ARTICLE 2 FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY,
          REGISTRATION OF TRANSFER AND SURRENDER OF RECEIPTS ........................................- 5 -
   Section 2.1. Depositary Trust Agreements..........................................................- 5 -
   Section 2.2. Creation and Declaration of Trusts; Deposit of Securities............................- 6 -
   Section 2.3. Acceptance by Trustee................................................................- 7 -
   Section 2.4. Form and Transferability of Receipts.................................................- 7 -
   Section 2.5. Delivery of Receipts................................................................- 10 -
   Section 2.6. Registration; Registration of Transfer; Combination and Split-up of Certificates....- 10 -
   Section 2.7. Surrender of Receipts and Withdrawal of Underlying Securities.......................- 11 -
   Section 2.8. Limitations on Delivery, Registration of Transfer and Surrender of Receipts.........- 12 -
   Section 2.9. Lost Certificates, Etc..............................................................- 13 -
   Section 2.10. Cancellation and Destruction of Surrendered Certificates...........................- 13 -

ARTICLE 3 CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.................................................- 13 -

   Section 3.1. Filing Proofs, Certificates and Other Information...................................- 13 -
   Section 3.2. Liability of Owner for Taxes and Other Governmental Charges.........................- 14 -
   Section 3.3. Warranties on Deposit of Shares.....................................................- 15 -

ARTICLE 4 THE UNDERLYING SECURITIES.................................................................- 15 -

   Section 4.1. Cash Distributions..................................................................- 15 -
   Section 4.2. Distributions in Securities.........................................................- 16 -
   Section 4.3. Rights Offerings....................................................................- 16 -
   Section 4.4. Other Distributions.................................................................- 17 -
   Section 4.5. Fixing of Record Date...............................................................- 18 -
   Section 4.6. Reports.............................................................................- 18 -
   Section 4.7. Voting Instructions for Underlying Securities.......................................- 19 -
   Section 4.8. Changes Affecting Underlying Securities.............................................- 19 -
   Section 4.9. Withholding.........................................................................- 21 -
   Section 4.10. Limitation on Distributions........................................................- 21 -
   Section 4.11. Elimination of Fractional Securities Represented by One of Receipt.................- 22 -

                                       i

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ARTICLE 5 the Trustee AND the Initial Depositor.....................................................- 23 -

   Section 5.1. Maintenance of Office and Transfer Books by the Trustee.............................- 23 -
   Section 5.2. Prevention or Delay in Performance by the Initial Depositor or the Trustee..........- 24 -
   Section 5.3. Obligations of the Initial Depositor and the Trustee................................- 24 -
   Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee.............- 26 -
   Section 5.5. Indemnification.....................................................................- 27 -
   Section 5.6. Charges of Trustee..................................................................- 29 -
   Section 5.7. Retention of Trust Documents........................................................- 30 -
   Section 5.8. Federal Securities Law Filings......................................................- 30 -
   Section 5.9. Prospectus Delivery.................................................................- 30 -

ARTICLE 6 AMENDMENT AND TERMINATION.................................................................- 31 -

   Section 6.1. Amendment...........................................................................- 31 -
   Section 6.2. Early Termination...................................................................- 31 -

ARTICLE 7 MISCELLANEOUS.............................................................................- 34 -

   Section 7.1. Counterparts........................................................................- 34 -
   Section 7.2. Third-Party Beneficiaries...........................................................- 34 -
   Section 7.3. Severability........................................................................- 34 -
   Section 7.4. Owners, Beneficial Owners and Depositors as Parties; Binding Effect.................- 35 -
   Section 7.5. Notices.............................................................................- 35 -
   Section 7.6. Governing Law.......................................................................- 36 -


                                    EXHIBIT A

FORM OF DEPOSITARY TRUST AGREEMENT....................................................................A-1


                                    EXHIBIT B

FORM OF CERTIFICATE EVIDENCING RECEIPTS...............................................................B-1

         STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS agreed to as of ________, 2004 (these "Standard Terms"), between SIG INDICES, LLLP, a Delaware limited liability limited partnership ("SIGI") and THE BANK OF NEW YORK, a New York banking corporation ("BNY").

                              W I T N E S S E T H :

         WHEREAS, from time to time, SIGI and BNY may enter into one or more depositary trust agreements providing for the deposit with BNY, as trustee, of specified Securities, the creation of Depositary Trust Receipts representing the Securities so deposited and the execution and delivery of certificates evidencing the Depositary Trust Receipts; and

         WHEREAS, SIGI and BNY wish to establish the general terms and conditions of such depositary trust agreements and the form of the certificates evidencing Depositary Trust Receipts;

         NOW, THEREFORE, the parties hereby agree that the Standard Terms shall be as follows:

                                   ARTICLE 1

                           DEFINITIONS AND ASSUMPTIONS

         Section 1.1. Definitions.

         Except as otherwise specified in these Standard Terms or in the Depositary Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms and the Depositary Trust Agreement.

         "Beneficial Owner" means any Person owning a beneficial interest in any Receipt.

         "Business Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which commercial banks in The City of New York are authorized or required by law or executive order to be closed.

         "Closing Date" means the day on which the initial deposit of Securities is to be made, which date may be specified in the Depositary Trust Agreement.

         "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         "Corporate Trust Office" means the office of the Trustee at which its depositary receipt business is administered which, at the date of these Standard Terms, is 101 Barclay Street, New York, New York 10286.

         "Deliver" means (a) when used with respect to Securities, either (i) one or more book-entry transfers of Securities to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the case of Securities for which DTC book-entry settlement is not available, the delivery of certificates evidencing such Securities to the Person entitled to such delivery, duly endorsed for transfer or accompanied by proper instruments of transfer and (b) when used with respect to Receipts, either (i) one or more book-entry transfers of Receipts to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the event DTC ceases to make its book-entry settlement system available for the Receipts, execution and delivery at the Corporate Trust Office of the Trustee of one or more certificates evidencing such Receipts.

         "Depositary Trust Agreement" means each depositary trust agreement entered into by the Initial Depositor and the Trustee pursuant to these Standard Terms which incorporates by reference these Standard Terms.

         "Depositor" means any Person who deposits Securities into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of those Securities.

         "Depositor Order" means a written order or request signed in the name of the Initial Depositor or any other Depositor, as applicable.

         "DTC" means The Depository Trust Company, its nominees and their respective successors.

         "Initial Depositor" means SIG Indices, LLLP, or its successor, as initial depositor under the Depositary Trust Agreement.

         "Owner" means the Person in whose name a Receipt is registered on the books of the Trustee maintained for that purpose.

         "Person" means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Receipt" means a depositary trust receipt that is issued under the Depositary Trust Agreement and represents the Owner's rights under the Depositary Trust Agreement with respect to the Underlying Securities.

         "Registered Broker-dealer" means a broker-dealer registered with the Commission pursuant to Section 15(a)(1) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Registrar" means any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

         "Restricted Securities" means Securities, or Receipts representing such Securities, which are acquired directly or indirectly from the issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, or which are held by an officer or director (or person performing similar functions) or other affiliate of the issuer, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the federal securities laws of the United States, a shareholder agreement or the corporate documents of the issuer.

         "Securities" means any securities of the class designated as the "Securities" in the Depositary Trust Agreement or any Successor Securities.

         "Securities Issuer" means the issuer of the Securities.

         "Securities Registrar" means the entity that carries out the duties of registrar for the Securities and any other appointed agent of the Securities Issuer for the transfer and registration of Securities.

         "Successor Securities" has the meaning specified in Section 4.8.

         "Surrender" means, when used with respect to Receipts, (a) one or more book-entry transfers of Receipts to the DTC account of the Trustee or (b) surrender to the Trustee at its Corporate Trust Office of one or more certificates evidencing such Receipts, in each case in an integral multiple thereof.

         "Trust" means the trust entity created by the Depositary Trust
Agreement.

         "Trustee" means The Bank of New York, a New York banking corporation, in its capacity as trustee under the Depositary Trust Agreement, or any successor as trustee thereunder.

         "Underlying Securities" means the Securities that are deposited under the Depositary Trust Agreement and any other securities, property or cash received by the Trustee in respect of those Securities that are held under that Agreement.

         Section 1.2. Rules of Construction.

         Unless the context otherwise requires:

         (i) a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States;

         (iii) "or" is not exclusive;

         (iv) the words "herein", "hereof", "hereunder" and other words of similar import refer to these Standard Terms or the Depositary Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

         (v) "including" means including without limitation; and

         (vi) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY,
               REGISTRATION OF TRANSFER AND SURRENDER OF RECEIPTS

         Section 2.1. Depositary Trust Agreements.

         Each Depositary Trust Agreement entered into between the Initial Depositor and the Trustee for the purposes set forth herein shall be in substantially the form of Exhibit A to these Standard Terms and shall provide that these Standard Terms shall be incorporated by reference into, and form a part of, such Depositary Trust Agreement.

         Section 2.2. Creation and Declaration of Trusts; Deposit of Securities.

         (a) The Initial Depositor, by executing and delivering the Depositary Trust Agreement, agrees to make an initial deposit by Delivering to the Trustee Securities in any quantity that will be requested by an integral number of Receipts in accordance with Section 2 of the Depositary Trust Agreement in effect at the time of deposit, together with a written order directing the Trustee to execute and deliver to, or upon the written order of, the person or persons stated in such order, the number of Receipts issuable in respect of that deposit. If required by the Trustee, Securities presented for deposit must also be accompanied by an agreement or assignment or other instrument satisfactory to the Trustee that provides for the prompt transfer to the Trustee of any dividend or right to subscribe for additional Securities or right to receive other property which any person in whose name the Securities are or have been recorded may thereafter receive upon or in respect of those Securities or, in lieu thereof, an agreement of indemnity or other agreement that is satisfactory to the Trustee.

         (b) From time to time after the date of the Depositary Trust Agreement, a Depositor may deposit with the Trustee, in the manner specified in subsection
(a), Securities in any quantity that will be represented by an integral number of Receipts in accordance with Section 2 of the Depositary Trust Agreement by Delivery of such Securities to the Trustee.

         (c) If one Receipt represents any fraction of a Security, a Depositor depositing Securities in accordance with Section 2.2(b) must Deliver to the Trustee the next largest whole number of Securities, and the Trustee shall return to that Depositor cash in lieu of the fraction of a share not represented by the Receipts issued in respect of that deposit based on the previous day's closing price for the Securities. However, if a deposit to which the previous sentence would otherwise apply occurs after a sale of fractions of a share in accordance with Section 4.11 but prior to the record date set by the Trustee for distribution of the proceeds of that sale, the Depositor shall not be required to deliver any shares on account of that fraction but, instead, must deposit cash in lieu of those fractions of a share in an amount equal to the distribution rate with respect to the proceeds of that sale set by the Trustee in accordance with Sections 4.11(a).

         (d) The Trust shall not engage in any business or activities other than those required or authorized by these Standard Terms or incidental and necessary to carry out the duties and responsibilities set forth in the Depositary Trust Agreement. Other than issuance of the Receipts, the Trust shall not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed.

         (e) Anything herein to the contrary notwithstanding, the Trustee does not assume any of the duties, responsibilities, obligations or liabilities of the Initial Depositor or any other Depositor in respect of the Underlying Securities.

         (f) The Underlying Securities shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

         Section 2.3. Acceptance by Trustee.

         The Trustee will hold the Underlying Securities for the benefit of the Owners for the purposes of, and subject to and limited by the terms and conditions set forth in, the Depositary Trust Agreement.

         Section 2.4. Form and Transferability of Receipts.

         (a) The certificates evidencing Receipts shall be substantially in the form set forth in Exhibit B annexed to these Standard Terms, with appropriate insertions, modifications and omissions, as hereinafter provided or as may be provided in the Depositary Trust Agreement. No Receipt shall be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose unless a certificate evidencing such Receipt shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Receipt and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and Registrar, if applicable, who was at the time such certificates were executed a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such certificates.

         (b) The certificates evidencing Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of the Depositary Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of any Underlying Securities or otherwise.

         (c) The Initial Depositor and the Trustee will apply to DTC for acceptance of the Receipts in its book-entry settlement system. Receipts deposited with DTC shall be represented by one or more global certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE

         OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (d) So long as the Receipts are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding anything to the contrary in the Depositary Trust Agreement, all Receipts shall be evidenced by one or more global certificates registered in the name of a nominee of DTC and no person acquiring beneficial ownership of such Receipts shall receive or be entitled to receive delivery of a certificate evidencing those Receipts. Ownership of beneficial interests in Receipts evidenced by such global certificate or certificates shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by
(i) DTC or (ii) institutions that have accounts with DTC.

         (e) If, at any time when Receipts are evidenced by a global certificate, DTC ceases to make its book-entry settlement system available for such Receipts, the Trustee shall execute and deliver separate certificates evidencing Receipts to the DTC book-entry settlement system participants entitled thereto, with such additions, deletions and modifications to the Depositary Trust Agreement and to the form of certificate evidencing Receipts as the Initial Depositor and the Trustee may agree.

         (f) Title to a certificate evidencing Receipts (and to the Receipts evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Owner of Receipts as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary Trust Agreement and for all other purposes.

         Section 2.5. Delivery of Receipts.

         Upon receipt by the Trustee of any deposit pursuant to Section 2.2, together with a Depositor Order and the other documents required as above specified, if any, the Trustee, subject to the terms and conditions of the Depositary Trust Agreement, shall Deliver to or upon the written order of the Depositor the number of Receipts issuable in respect of such deposit, provided such number is an integral number, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in Section 5.6 and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Securities.

         Section 2.6. Registration; Registration of Transfer; Combination and Split-up of Certificates.

         (a) The Trustee shall keep or cause to be kept a register of Owners of Receipts and shall provide for the registration of Receipts and the registration of transfers and exchanges of Receipts.

         (b) The Trustee, subject to the terms and conditions of the Depositary Trust Agreement, shall register transfers of ownership of Receipts on its transfer books from time to time, upon any Surrender of a certificate evidencing such Receipts, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Trustee shall execute a new certificate or certificates evidencing such Receipts, and deliver the same to or upon the order of the Person entitled thereto.

         (c) The Trustee, subject to the terms and conditions of the Depositary Trust Agreement, shall, upon Surrender of a certificate or certificates evidencing Receipts for the purposes of effecting a split-up or combination of such certificate or certificates, execute and deliver one or more new certificates evidencing such Receipts.

         (d) The Trustee may appoint one or more co-transfer agents for the purpose of effecting registration of transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Trustee. The Trustee shall require each co-transfer agent it appoints to agree that it will abide by the applicable provisions of the Depositary Trust Agreement. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Trustee, subject to the terms and conditions of the Depositary Trust Agreement including, without limitation, Sections 5.3 and 5.5.

         Section 2.7. Surrender of Receipts and Withdrawal of Underlying Securities.

         (a) Upon Surrender at the Corporate Trust Office of the Trustee of a Receipt for the purpose of withdrawal of the amount of Underlying Securities represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Receipts as provided in Section 5.6 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Underlying Securities, and subject to the terms and conditions of the Depositary Trust Agreement, including, without limitation, Section 4.10, the Owner of such Receipts shall be entitled to Delivery of the amount of Underlying Securities at the time represented by such Receipts. Delivery of such Underlying Securities may be made by (i) Delivery of Securities to such Owner or as ordered by such Owner and (ii) any available form of delivery of any other securities, property and cash to which such Owner is then entitled to such Owner or as ordered by such Owner. The Trustee shall make such delivery as promptly as practicable.

         (b) The Trustee may require a certificate evidencing Receipts Surrendered for such purposes to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Trustee so requires, the Owner thereof shall execute and deliver to the Trustee a written order directing the Trustee to cause the Underlying Securities being withdrawn to be delivered to or upon the written order of a Person or Persons designated in such order. Thereupon the Trustee shall Deliver through the facilities of DTC or, if applicable, at its Corporate Trust office, subject to Sections 2.8, 3.1, 3.2 and
4.10 and to the other terms and conditions of the Depositary Trust Agreement, to or upon the written order of the Person or Persons designated in the order delivered to the Trustee as above provided, the amount of Underlying Securities represented by such Receipts.

         Section 2.8. Limitations on Delivery, Registration of Transfer and Surrender of Receipts.

         (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender (including, for the avoidance of doubt, any Surrender in connection with an exchange) of any Receipt or withdrawal of any Underlying Securities, the Trustee or Registrar may require payment from the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Depositary Trust Agreement, including, without limitation, this Section 2.8.

         (b) The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts for the purpose of withdrawal of Underlying Securities may be suspended, generally or in particular instances, during any period when the transfer books of the Trustee are closed or the transfer books of the Securities Issuer are closed or if any such action is deemed necessary or advisable by the Trustee at any time or from time to time, subject to the provisions of the following sentence. Notwithstanding any other provision of the Depositary Trust Agreement or the Receipts, the Surrender of Receipts and withdrawal of Underlying Securities may not be suspended except for (i) temporary delays caused by closing the transfer books of the Trustee or the Securities Issuer, (ii) the payment of fees, applicable taxes and other governmental charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Underlying Securities. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Depositary Trust Agreement any Securities required to be registered under the provisions of the Securities Act of 1933, as amended, for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Securities for such offer and sale.

         Section 2.9. Lost Certificates, Etc.

         The Trustee shall execute and deliver a new certificate of like tenor in exchange and substitution for a mutilated certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen certificate if the Owner thereof has (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has notice that the Receipts have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

         Section 2.10. Cancellation and Destruction of Surrendered Certificates.

                  All certificates evidencing Receipts Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy certificates so canceled.

                                   ARTICLE 3

                    CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

         Section 3.1. Filing Proofs, Certificates and Other Information.

         The Trustee may require any Person presenting Securities for deposit or any Owner of Receipts from time to time to file with the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Securities Issuer or Securities Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee may withhold the Delivery or registration of transfer of any Receipts or the delivery of any Underlying Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

         Section 3.2. Liability of Owner for Taxes and Other Governmental
Charges.

         If any tax or other governmental charge shall become payable by the Trustee with respect to any Receipts or any Underlying Securities represented thereby, such tax or other governmental charge shall be payable by the Owner of such Receipts to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Receipts or any withdrawal of Underlying Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Underlying Securities (which shall be of the same class of Underlying Securities with respect to which the tax or other governmental charge became payable, if the amount of that class of Underlying Securities is sufficient to pay the tax or other governmental charge) or Receipts, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Owner of such Receipts shall remain liable for any deficiency. The Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Owners entitled thereto as in the case of a distribution received in cash. If the Trustee sells Securities under this Section 3.2, the amount of Securities represented by each Receipt may be reduced proportionately.

         Section 3.3. Warranties on Deposit of Shares.

         Every Person depositing Securities under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Securities and each certificate therefor are validly issued and fully paid, that the person making such deposit is duly authorized to do so and that at the time of delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Depositary Trust Agreement). Every such person shall also be deemed to represent that such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. All representations and warranties deemed made under this Section 3.3 shall survive the deposit of Securities, issuance of Receipts or termination of the Depositary Trust Agreement.

                                   ARTICLE 4

                            THE UNDERLYING SECURITIES

         Section 4.1. Cash Distributions.

         Whenever the Trustee receives any cash dividend or other cash distribution on any Underlying Securities, the Trustee shall distribute the amount thus received (net of the fees of the Trustee as provided in Section 5.6, if applicable) to the Owners entitled thereto, as promptly as practicable, in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the Securities Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.


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         Section 4.2. Distributions in Securities.

         If any distribution upon any Underlying Securities consists of a dividend in, or free distribution of, Securities, the Trustee shall, to the extent lawful and feasible, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Receipts representing such Underlying Securities held by them respectively, additional Receipts representing in the aggregate the amount of Securities received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Securities and the issuance of Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.9 and the payment of fees of the Trustee as provided in
Section 5.6. In lieu of delivering fractional Receipts in any such case, the Trustee shall use reasonable efforts to sell the amount of Securities represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed, each Receipt shall thenceforth also represent the additional Securities distributed upon the Underlying Securities represented thereby.



         Section 4.3. Rights Offerings.

         (a) If the Securities Issuer grants or causes to be granted to the holders of any Underlying Securities any rights to subscribe for additional Securities or other securities and the Trustee determines that it is lawful and feasible to do so, the Trustee shall, in its discretion, and under procedures determined by it, either (i) distribute those rights to the Owners or (ii) dispose of those rights on behalf of Owners and distribute the net proceeds to the Owners. If, by the terms of such rights offering or for any other reason (including the absence of an effective registration statement covering the distribution of securities underlying the rights), the Trustee determines that it cannot either distribute rights to the Owners or dispose of those rights and distribute the net proceeds to the Owners, then the Trustee shall allow the rights to lapse.


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         (b) The Trustee will not distribute rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act.

         (c) The Trustee shall not be responsible for any failure to determine that it may be lawful and feasible to distribute rights to Owners in general or any Owner in particular.

         Section 4.4. Other Distributions.

         Subject to the provisions of Sections 4.9 and 5.6, whenever the Trustee receives any distribution in respect of Underlying Securities other than a distribution described in Section 4.1, 4.2 or 4.3 or any distribution which would otherwise be distributed hereunder except that the Trustee deems such distribution not to be lawful and feasible, or whenever the Trustee receives securities in circumstances to which Section 4.8 applies but the securities received do not meet the requirements to be Successor Securities or are not designated as the Successor Securities under Section 4.8(d), the Trustee shall, subject to Section 4.10, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively, in any manner that the Trustee may deem lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Trustee deems such distribution not to be lawful and feasible, the Trustee shall adopt such method as it deems lawful, equitable and feasible for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Trustee as provided in Section 5.6) shall be


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


distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash; provided, further, that the Trustee is not required to effect a distribution of all the Underlying Securities under this
Section 4.4 if the Trust will terminate under Section 6.2(a)(viii).

         Section 4.5. Fixing of Record Date.

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Trustee receives notice of any meeting of or solicitation of proxies from holders of any Underlying Securities, or whenever a fee shall be charged by the Trustee under Section 5.6, or whenever for any reason there is a change in the amount of the Securities represented by one Receipt, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend or distribution or the net proceeds of the sale thereof, (ii) entitled to give instructions to the Trustee for the exercise of voting rights at any such meeting or solicitation or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of Securities. In the case of subsections (a)(i) and (a)(ii) of this
Section 4.5, the Trustee shall use its reasonable efforts to ensure that, to the extent practicable, the record date set hereunder will be the same as the record date set by the Securities Issuer. Subject to the terms and conditions of the Depositary Trust Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Trustee with respect to such dividend or other distribution or the net proceeds of sale thereof, or to give voting instructions, or to act in respect of any other such matter, or shall be obligated to pay such fee.

         Section 4.6. Reports.

         The Trustee shall, to the extent lawful, forward to the Owners any reports and communications, including any proxy statement or other soliciting



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material, that the Trustee, as a holder of the Underlying Securities, receives from the Securities Issuer, unless those reports and communications have been forwarded directly to Owners by the Securities Issuer or its appointed agent.

         Section 4.7. Voting Instructions for Underlying Securities.

         Upon receipt by the Trustee of notice of any meeting of, or solicitation of proxies from, holders of Underlying Securities, the Trustee shall, to the extent lawful, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Trustee, which shall contain (a) such information as is contained in such notice of meeting or solicitation, and
(b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the corporate documents of the Securities Issuer, to instruct the Trustee as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Underlying Securities represented by their respective Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable, to vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Underlying Securities represented by such Receipt in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Underlying Securities other than in accordance with such instructions.

         Section 4.8. Changes Affecting Underlying Securities.

         (a) Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of the deposited Securities or upon the effectiveness of a recapitalization, reorganization, reincorporation, or a holding company reorganization of the character described in Section 251(g) of the Delaware General Corporation Law or any similar transaction, whether or not shareholder approval is sought or obtained (i.e., the Securities Issuer reorganizes by merging with or into a direct or indirect wholly-owned subsidiary of a holding company that was, from its incorporation until consummation of the reorganization, a direct or indirect wholly-owned subsidiary of the constituent corporation and whose capital stock is issued in the reorganization) involving the Securities Issuer (together, a "Reorganization") in which the deposited Securities are converted or exchanged into, or into a right to receive, other securities, the securities received by the Trustee in exchange for or in conversion of the deposited Securities shall be "Successor Securities" if, but


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only if, those other securities are registered under the Securities Exchange Act of 1934, as amended, and are listed on a national securities exchange in the United States or included in the Nasdaq National Market System. Upon the effectiveness of an event described in the preceding sentence, subject to
Section 4.11, each Receipt shall then represent the amount of other securities received by the Trustee in exchange for or in conversion of the Securities previously represented by one Receipt whether or not those other securities qualify to be Successor Securities.

         (b) Upon the effectiveness of a merger, consolidation, corporate combination or other transaction or series of transactions other than a Reorganization (as defined in Section 4.8(a))in which in which the deposited Securities are converted or exchanged into, or into a right to receive, other securities, those other securities shall be "Successor Securities" if, but only if, (i) the Securities Issuer prior to the transaction or series of transactions survives the transaction or series of transactions and is the issuer of those other securities and (ii) the other securities are registered under the Securities Exchange Act of 1934, as amended, and are listed on a national securities exchange in the United States or included in the Nasdaq National Market System. Upon the effectiveness of a transaction or series of transactions described in the preceding sentence, subject to Section 4.11, each Receipt shall then represent the amount of other securities received by the Trustee in exchange for or in conversion of the Securities previously represented by one Receipt whether or not those other securities qualify to be Successor Securities.

         (c) In the case of an event or transaction or series of transactions specified in subsection (a) or (b) above,

                  (i) the Trustee shall surrender the previous deposited Securities for exchange into other securities, if required, and

                  (ii) the Trustee may, with the consent of the Initial Depositor, call for the surrender of outstanding Receipts to be exchanged for


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new Receipts evidenced by new Receipt certificates specifically describing the
Successor Securities and the amount of Successor Securities represented by each Receipt.

         (d) Notwithstanding subsections (a) and (b) above, there can be only one class of Securities (unless, and so long as, more than one class of Securities are traded as a unit). If the Trustee receives more than one class of securities that otherwise would be Successor Securities, the Initial Depositor and the Trustee shall confer and shall designate which one class of securities received will be the Successor Securities. Any other class of securities received will be handled as a distribution under Section 4.4.

         Section 4.9. Withholding.

         In the event that the Trustee determines that any distribution or Underlying Securities (including Securities and rights to subscribe therefor) is subject to any tax or other governmental charge which the Trustee is obligated to withhold, notwithstanding anything to the contrary in the Depositary Trust Agreement, the Trustee may by public or private sale dispose of all or a portion of the Underlying Securities (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or other governmental charges and the Trustee shall distribute the net proceeds of any such sale after deduction of such taxes or other governmental charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

         Section 4.10. Limitation on Distributions.

         Notwithstanding any provision of the Depositary Trust Agreement that requires or permits the Trustee to distribute or Deliver any securities to Owners, the Trustee shall not distribute to any Owner any fraction of a share. Instead, the Trustee shall, to the extent lawful and feasible, sell the aggregate of such fractions and distribute the net proceeds to the Owners entitled thereto as in the case of a distribution received in cash. The Trustee may set the cash distribution rate under this Section 4.10 by reference to the closing price of that security on the trading day immediately preceding the day



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on which the distribution is made. For the avoidance of doubt, in the case of a distribution in accordance with this Section 4.10 resulting from a sale of fractions of a share pursuant to Section 4.11, the Trustee shall set the distribution rate for that cash distribution in accordance with Section 4.11(a). In all other cases, the distribution rate shall be determined by reference to the previous day's closing price for the Security represented by that fraction of a share.

         Section 4.11. Elimination of Fractional Securities Represented by One Receipt.

         (a) If one Receipt represents any fraction of a Security, the Trustee shall, to the extent lawful and feasible, sell the aggregate of those fractions and distribute the net proceeds (net of (i) taxes and other governmental charges as provided in Section 3.2, (ii) the fees of the Trustee as provided in Section 5.6(1) and (iii) the expenses of the Trustee incurred in such sale and fees of the Trustee assessed under Section 5.6(3)).

         (b) The Trustee shall (i) initiate a sale required under Section 4.11(a) as soon as practicable but in no event later than the fifth Business Day after a fraction of a Security becomes part of the Underlying Securities represented by one Receipt by giving a Registered Broker-dealer an order to sell, in the principal trading market of the Securities, all the shares constituting the aggregate of those fractions included in the Underlying Securities (rounding the number down to the nearest number of whole shares) and to notify the Trustee promptly when that sale has been completed and (ii) set a record date for distribution of the net proceeds of such sale as soon as practicable by announcing it no later than the fifth Business Day after the Trustee receives notice from the Registered Broker-dealer who executed the sale that all the shares covered by that order have been sold, and the date announced shall be as soon after the date of the announcement as is permitted under the rules of the securities exchange on which the Receipts are listed for trading.



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         (c) Effective on the day after the record date for distributing the proceeds of a sale by the Trustee pursuant to this Section 4.11, the fraction of a Security shall cease to be represented by each Receipt.

         (d) The Trustee shall distribute the net proceeds of the sale of fractions of shares pursuant to this Section 4.11 as soon as practicable but in no event later than the second Business Day after the record date set for that distribution by the Trustee under this Section 4.11.



                                   ARTICLE 5

                      THE TRUSTEE AND THE INITIAL DEPOSITOR

         Section 5.1. Maintenance of Office and Transfer Books by the Trustee.

         (a) Until termination of the Depositary Trust Agreement in accordance with its terms, the Trustee shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and Delivery, registration, registration of transfers and Surrender of Receipts in accordance with the provisions of these Standard Terms and the Depositary Trust Agreement.

         (b) The Trustee shall keep books for the registration of Receipts and registration of transfers of Receipts which at all reasonable times shall be open for inspection by the Owners.

         (c) Subject to Section 2.8(b), the Trustee may close the transfer books at any time or from time to time if such action is deemed necessary or advisable in the reasonable judgment of the Trustee.

         (d) If any Receipts evidenced thereby are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or appoint a

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registrar or one or more co-registrars for registry of such receipts in accordance with any requirements of such exchange or exchanges.

         Section 5.2. Prevention or Delay in Performance by the Initial Depositor or the Trustee.

         Neither the Initial Depositor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the corporate documents of the Securities Issuer, or by reason of any provisions of any securities issued or distributed by the Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Depositary Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Depositary Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Depositary Trust Agreement. Where, by the terms of an offering or distribution to which Section 4.2, 4.3 or 4.4 applies, or for any other reason, it is not lawful and feasible to make such distribution or offering available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse.

         Section 5.3. Obligations of the Initial Depositor and the Trustee.

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         (a) Neither the Initial Depositor nor the Trustee assumes any obligation nor shall it be subject to any liability under the Depositary Trust Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Underlying Securities), except that it agrees to perform its obligations specifically set forth in the Depositary Trust Agreement without negligence or bad faith.

         (b) Neither the Initial Depositor nor the Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts.

         (c) Neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon (i) the advice of or information from legal counsel, accountants, any person presenting Securities for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information or (ii) any document it believes in good faith to be genuine and to have been signed or presented by the proper person.

         (d) The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

         (e) The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Underlying Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith.

         (f) Except as specifically provided in Section 4.6, the Trustee shall have no obligation to monitor or to obtain any information concerning the


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

business or affairs of the Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting the Securities Issuer.

         (g) The Trustee shall have no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in the Depositary Trust Agreement.

         (h) The Trustee shall be a fiduciary under the Depositary Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in the Depositary Trust Agreement.

         Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee.

         (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

         (b) If at any time the Trustee is in material breach of its obligations under the Depositary Trust Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Initial Depositor or Owners of 25% or more of the outstanding Receipts specifying such default and requiring the Trustee to cure such default, the Initial Depositor, acting on behalf of the Owners, may remove the Trustee by written notice delivered to the Trustee in the manner provided in Section 7.5, and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

         (c) If the Trustee acting hereunder resigns or is removed, the Initial Depositor, acting on behalf of the Owners, shall use its reasonable efforts to appoint a successor Trustee, which shall be a bank or trust company having an


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


office in the Borough of Manhattan, The City of New York. Every successor Trustee shall execute and deliver to its predecessor and to the Initial Depositor, acting on behalf of the Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Initial Depositor, acting on behalf of the Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Underlying Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. The Initial Depositor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Owners.

         (d) Any corporation into or with which the Trustee may be merged, consolidated or converted shall be the successor of the Trustee without the execution or filing of any document or any further act.

         Section 5.5. Indemnification.

         (a) The Initial Depositor shall indemnify the Trustee, its directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the reasonable fees and expenses of counsel) (collectively "Indemnified Amounts") that is incurred by any of them and that arises out of or is related to (i) any offer or sale of Receipts, (ii) acts performed or omitted pursuant to the provisions of the Depositary Trust Agreement, as the same may be amended, modified or supplemented from time to time or (iii) any filings with or submissions to the Commission in connection with or with respect to the Receipts (which by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Securities Exchange Act of 1934, as amended, or any failure to make any filings with or submissions to the Commission which are required to be made in connection with or with respect to the Receipts), except that the Initial Depositor shall not have any obligations under this Section 5.5(a) to pay Indemnified Amounts incurred as a result of and attributable to (x) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Trustee, (y) written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts, or (z) any misrepresentations or omissions made by a Depositor (other than Initial Depositor) in connection with such Depositor's offer and sale of Receipts.

         (b) The Trustee shall indemnify the Initial Depositor, its partners, employees, agents and affiliates against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee or (ii) arising out of any written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts.

         (c) If the indemnification provided for in this Section 5.5 is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Initial Depositor on the one hand and the Trustee on the other hand from the offering of the Receipts which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Initial Depositor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative benefits received by the Initial Depositor on the one hand and the Trustee on the other shall be deemed to be in the same proportions as the total commissions from sales of the Receipts which are the subject of the action (before deducting expenses) received by the Initial Depositor and its affiliates bear to the total fees received by the Trustee from the issuance of such Receipts. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Initial Depositor or the Trustee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

         Section 5.6. Charges of Trustee.

         The following charges shall be incurred by any party depositing or withdrawing Securities or by any party Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable: (1) taxes and other governmental charges and other fees payable in respect of the Underlying Securities assessed by third-party custodians, depositories, depositary banks or transfer agents in the ordinary course of their respective businesses, (2) a fee of $5.00 or less per 100 Receipts or portion thereof for the execution and Delivery of Receipts pursuant to Section 2.5 and the Surrender of Receipts pursuant to Section 2.7 or
6.2 and (3) an annual fee that will accrue on the first day of each calendar year at a rate of $0.02 or less per Receipt for the Trustee's services under the Depositary Trust Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected at the Trustee's discretion by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that with respect to the aggregate fee accrued in any calendar year under this clause (3) with respect to each Receipt, the Trustee will forever waive any portion which exceeds the total cash dividends and other cash distributions the record date for which falls in such calendar year and payable with respect to such Receipt. For the avoidance of doubt, cash proceeds that are distributed by the Trustee under Section 4.3, 4.4 or 4.11 are "other cash distributions" within the meaning of clause (3) of this Section 5.6.

         Section 5.7. Retention of Trust Documents.

                  The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of the Depositary Trust Agreement at the times permitted by the laws or regulations governing the Trustee.

         Section 5.8. Federal Securities Law Filings.

         The Initial Depositor shall (i) prepare and file a registration statement with the Commission and take such action as is necessary from time to time to qualify the Receipts for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs which is known to the Initial Depositor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Trustee from time to time with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request and (iv) prepare and file any periodic reports or updates that may be required under the Securities Exchange Act of 1934, as amended.

         Section 5.9. Prospectus Delivery.


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


         The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Receipts, a copy of the relevant prospectus, as most recently furnished to the Trustee by the Initial Depositor, to each Person depositing Securities into the Trust for issuance of Receipts.

                                   ARTICLE 6

                            AMENDMENT AND TERMINATION

         Section 6.1. Amendment.

         The Trustee and the Initial Depositor may amend any provisions of the Depositary Trust Agreement (including these Standard Terms) without the consent of any Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective as an amendment to the Depositary Trust Agreement until 30 days after notice of such amendment is given to the Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Depositary Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive therefor the amount of Underlying Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

         Section 6.2. Early Termination.

         (a) The Trust shall terminate by the Trustee mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for termination if any of the following occurs:

         (i) The Trustee is notified that the Receipts are delisted from a national securities exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

         (ii) Owners of at least 75% of the outstanding Receipts notify the Trustee that they elect to terminate the Trust;

         (iii) 60 days have elapsed since the Trustee notified the Initial Depositor of the Trustee's election to resign and a successor trustee has not been appointed and accepted its appointment as provided in Section 5.4;

         (iv) the Securities are delisted from trading on its principal trading market and are not listed for trading on another national securities exchange or through the Nasdaq National Market System within five business days from the date of such delisting and the Trustee has actual knowledge of such event;

         (v) the Securities Issuer no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, as amended, and the Trustee has actual knowledge of such event;

         (vi) the Commission determines that the Securities Issuer is an investment company under the Investment Company Act of 1940, as amended, or that the Trust is required to register as an investment company under that Act and the Trustee has actual knowledge of such Commission determination;

         (vii) the aggregate market capitalization of the Trust, based on the closing price of Receipts, was less than $3.25 million on at least five consecutive trading days, the first of which is at least 90 days after the date of the initial deposit under the Depositary Trust Agreement and the Trustee receives a notice from the Initial Depositor that the Initial Depositor elects to terminate the Trust; or

         (viii) all the Underlying Securities are converted or exchanged into, or into a right to receive, other securities and none of those other securities are eligible to be Successor Securities under Section 4.8.

         (b) On and after the date of termination, the Owner of a Receipt will, upon (i) Surrender of such Receipt at the Corporate Trust Office of the Trustee,
(ii) payment of the fee of the Trustee for the Surrender of Receipts referred to in Section 2.7, and (iii) payment of any applicable taxes or other governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Underlying Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distribution to the Owners thereof, and shall not give any further notices or perform any further acts under the Depositary Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Underlying Securities and hold the same uninvested and without liability for interest, shall sell rights as provided in the Depositary Trust Agreement, and shall continue to deliver Underlying Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.6 for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or other governmental charges). At any time after the expiration of one year following the date of termination, the Trustee may sell the Underlying Securities then held under the Depositary Trust Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Depositary Trust Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been Surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under the Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the Surrender of Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.6, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Depositary Trust Agreement, the Initial Depositor shall be discharged from all obligations under the Depositary Trust Agreement except for its obligations to the Trustee under
Section 5.5.

                                   ARTICLE 7

                                  MISCELLANEOUS

         Section 7.1. Counterparts.

         The Depositary Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of the Depositary Trust Agreement shall be filed with the Trustee and shall be open to inspection by any Owner of a Receipt during the Trustee's business hours.

         Section 7.2. Third-Party Beneficiaries.

         The Depositary Trust Agreement is for the exclusive benefit of the parties thereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         Section 7.3. Severability.

         In case any one or more of the provisions contained in the Depositary Trust Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall in no way be affected, prejudiced or disturbed thereby.

         Section 7.4. Owners, Beneficial Owners and Depositors as Parties; Binding Effect.

                  The Owners, Beneficial Owners and Depositors from time to time shall be parties to the Depositary Trust Agreement and shall be bound by all of the terms and conditions hereof and thereof and of the Receipts by their acceptance of Receipts or any interest therein or by their depositing Securities, as the case may be.

         Section 7.5. Notices.

         (a) All notices given under the Depositary Trust Agreement must be in writing.

         (b) Any and all notices to be given to the Trustee or the Initial Depositor shall be deemed to have been duly given (i) when it is actually delivered by a messenger or recognized courier service, (ii) five days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address set forth below:

To the Trustee:

         THE BANK OF NEW YORK
         Attention: ADR Administration
         101 Barclay Street, 22-W
         New York, New York 10286
         Tel:  212-815-_____
         Fax:  212-571-3050

         Or any other place to which the Trustee may have transferred its Corporate Trust Office with notice to the Initial Depositor.

To the Initial Depositor:

         SIG INDICES, LLLP
         401 City Avenue
         Bala Cynwyd, PA 19004
         Tel:  (610)617-2925
         Fax:  (610)617-2905

         Or any other place to which the Initial Depositor may have transferred its principal office with notice to the Trustee.

         (c) Any and all notices to be given to the Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Owner as it appears on the transfer books of the Trustee, or, if such Owner shall have filed with the Trustee a written request that any notice or communication intended for such Owner be delivered to some other address, at the address designated in such request.

         Section 7.6. Governing Law.

         This Depositary Trust Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

         IN WITNESS WHEREOF, SIG INDICES, LLLP (by its general partner, SIG INDEX HOLDINGS, INC.) and THE BANK OF NEW YORK have duly executed these Standard Terms as of the day and year first set forth above.

                                            SIG INDICES, LLLP


                                            By:_________________________________
                                               Name:
                                               Title:



                                            THE BANK OF NEW YORK,
                                               as Trustee


                                            By:_________________________________
                                               Name:
                                               Title: Vice President

                                                                       EXHIBIT A

                                  [NAME] TRUST

                           DEPOSITARY TRUST AGREEMENT

         DEPOSITARY TRUST AGREEMENT dated as of __________ (this "Depositary Trust Agreement"), between SIG INDICES, LLLP, a Delaware limited liability limited partnership, as initial depositor (the "Initial Depositor"), THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), and all Holders and Beneficial Owners (each as hereinafter defined) from time to time of Depositary Trust Receipts issued hereunder and all Depositors (as hereinafter defined) from time to time.

         Section 1. Incorporation of Standard Terms. The Standard Terms for Depositary Trust Agreements agreed to as of _________, 2004, as the same may be amended from time to time in accordance with this Depositary Trust Agreement (the "Standard Terms"), between the Initial Depositor and the Trustee are hereby incorporated by reference into and made a part of this Depositary Trust Agreement and the Sections and Articles of the Standard Terms may be referred to as Sections and Articles of this Depositary Trust Agreement. If there is any conflict between the provisions of this Depositary Trust Agreement and the Standard Terms, the provisions of this Depositary Trust Agreement shall control.

         Section 2. Securities to be Represented by Each Receipt. Initially, the "Securities" represented by one Receipt shall be: [specify number of shares, title of the Securities and name of the Securities Issuer]; provided, however, that if an event to which Sections 4.3 or 4.8 of the Standard Terms occurs or the Trustee sells Securities pursuant to Section 3.2 of the Standard Terms, the definition of the Securities or the number of shares of the Securities represented by each Receipt, as the case may be shall be changed as provided in such Sections, if applicable.

         Section 3. Creation and Declaration of Trust; Termination Date. The trust created hereby shall be known as [Name] Trust, for which the Trustee, or the Initial Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued. The termination date of the Trust will be December 31, [2044].

         IN WITNESS WHEREOF, SIG INDICES, LLLP (by its general partner, SIG INDEX HOLDINGS, INC.) and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above. All Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein, and all Depositors shall become parties hereto upon depositing any Securities hereunder.

                                     SIG INDICES, LLLP,
                                        as Initial Depositor


                                     By:_________________________________
                                        Name:
                                        Title:



                                     THE BANK OF NEW YORK,
                                        as Trustee


                                     By:_________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT B

                                [Form of Receipt]

THE RECEIPTS EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING SECURITIES (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE INITIAL DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE RECEIPTS NOR THE UNDERLYING SECURITIES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            DEPOSITARY TRUST RECEIPTS
                                    ISSUED BY
                                  [NAME] TRUST
                         REPRESENTING [COMMON STOCK] OF

                               [SECURITIES ISSUER]

                        THE BANK OF NEW YORK, as Trustee

No.____                                                              *  Receipts



                                                             CUSIP: ____________

         THE BANK OF NEW YORK, as Trustee (hereinafter called the Trustee), hereby certifies that CEDE & CO., as nominee of the Depository Trust Company, or registered assigns, IS THE OWNER OF * Depositary Trust Receipts issued by [Name] Trust, each representing the securities described in the within-mentioned Depositary Trust Agreement. At the date hereof, each Receipt represents the right to receive [number of shares, title of Securities and name of Securities Issuer] that are deposited under the Depositary Trust Agreement referred to herein at the Corporate Trust Office of the Trustee. The specification of the securities represented by each Receipt is subject to change as provided in the Depositary Trust Agreement. The Trustee's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, New York 10286, and its principal executive office is located at One Wall Street, New York, New York 10286.

         This Receipt is issued upon the terms and conditions set forth in the Depositary Trust Agreement, dated as of _________, 200_ (the "Depositary Trust Agreement"), agreed to by and among the Initial Depositor, the Trustee, all Owners and Beneficial Owners from time to time of Receipts issued thereunder and all Depositors. By becoming an Owner or Beneficial Owner, or by depositing Securities, such Person agrees to become a party to the Depositary Trust Agreement and become bound by all the terms and conditions thereof. The Depositary Trust Agreement sets forth the rights of Owners and the rights and duties of the Trustee in respect of the Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Securities and held thereunder (such Securities, other securities, property, and cash are herein called Underlying Securities). Copies of the Depositary Trust Agreement are on file at the Trustee's Corporate Trust Office in New York City.

--------
* That number of Receipts held at The Depository Trust Company at any given point in time.

         The Depositary Trust Agreement is hereby incorporated by reference into and made a part of this Receipt certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Depositary Trust Agreement.

         This Receipt certificate shall not be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

Dated: ______________                        THE BANK OF NEW YORK
                                                 as Trustee


                                             By:___________________________


                 THE TRUSTEE'S CORPORATE TRUST OFFICE ADDRESS IS

                  101 BARCLAY STREET, NEW YORK, NEW YORK 10286